UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      May 29, 2014

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by this reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2014, Boyd P. Gentry stepped down from his position as the Chief Executive Officer and President of AdCare Health Systems, Inc. (the “Company”) and his position as a member of the Company’s Board of Directors, effective June 1, 2014 (the “Separation Date”).
On May 29, 2014, the Company entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Gentry pursuant to which the Company will deposit, on behalf of Mr. Gentry: (i) the sum of $452,500, less applicable withholding and authorized deductions, on June 9, 2014; and (ii) the sum of $33,750 per month, less applicable withholding and authorized deductions, for the next ten consecutive months, with the first payment to be made on July 1, 2014 and the last payment to be made on April 1, 2015 (collectively, the “Severance Payments”). The Company will pay the Severance Payments into an escrow account maintained by an escrow agent who will release the funds to Mr. Gentry in six monthly payments commencing on December 1, 2014 and ending on May 1, 2015 and otherwise in a manner intended to be consistent with Section 409A of the Internal Revenue Code of 1986, as amended.
Pursuant to the Separation Agreement: (i) Mr. Gentry will provide consulting services to the Company through August 31, 2014, with such services not to exceed 40 hours per month and, thereafter, Mr. Gentry will provide such services for a fee of $200 per hour; and (ii) the Company will continue to provide coverage to Mr. Gentry and his family under the Company’s medical, dental, disability and life insurance programs for a period of 24 months after the Separation Date; provided, however, that, if applicable law or the terms of any of the Company’s benefit plans do not permit such coverage, then the Company will pay to Mr. Gentry an amount each month during such 24-month period equal to the Company’s cost of coverage under such plans for similarly situated officers and their families. The Company’s obligation to provide Mr. Gentry and his family insurance coverage, or to pay any amounts relating thereto, will cease when Mr. Gentry becomes eligible for comparable coverage with a subsequent employer.
The Separation Agreement includes customary releases of claims by Mr. Gentry and the Company and supersedes Mr. Gentry’s employment agreement with the Company in its entirety.
In connection with the execution of the Separation Agreement on May 29, 2014, the Company’s Board of Directors appointed David A. Tenwick, the Chairman of the Board, to serve as the Company’s Interim Chief Executive Officer and President effective the Separation Date. Mr. Tenwick will receive additional compensation of $12,000 per month for serving as Interim Chief Executive Officer and President. The information required by Item 5.02(c)(2) of this Current Report on Form 8-K is incorporated by reference from the information under the captions: (i) “Directors, Executive Officers and Corporate Governance -- Executive Officers and Directors” in Part III, Item

10; (ii) “Executive Compensation -- Director Compensation” in Part III, Item 11; and (iii) “Certain Relationships and Related Transactions, and Director Independence -- Related Party Transactions” in Part III, Item 13 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2014	ADCARE HEALTH SYSTEMS, INC.

/s/ Ronald W. Fleming
Ronald W. Fleming
Chief Financial Officer